Exhibit 99.1

Gevo, Inc. Announces Closing of Public Offering of Common Stock and Warrants

ENGLEWOOD, Colo. – December 16, 2013 – Gevo, Inc. (NASDAQ: GEVO), a leading renewable chemicals and next-generation biofuels company, announced the closing of its previously announced public offering of 18,525,000 common stock units, at a price to the public of $1.35 per unit. Each common stock unit consists of one share of common stock and a warrant to purchase one share of common stock, which are immediately separable and were issued separately. Gevo also issued warrants to purchase an additional 2,778,750 shares of common stock pursuant to the exercise of an over-allotment option granted to the underwriter. The aggregate net proceeds to Gevo from the offering are expected to be approximately $22.6 million, after deducting underwriting discounts and commissions and estimated offering costs.

Certain of Gevo’s directors, officers and existing stockholders, including Total Energy Ventures International, Khosla Ventures and affiliates, Virgin Green Fund I, L.P. and Malaysian Life Sciences Capital Fund Ltd., or their respective affiliates, participated in the offering.

Gevo used a portion of the net proceeds from the offering to repay $5.1 million in outstanding long-term debt obligations. Gevo intends to use the remaining net proceeds from the offering to ramp up startup production and sales at its Luverne, Minn. plant and may also use a portion of the net proceeds from the offering to fund working capital and for other general corporate purposes, which may include paying down additional long-term debt obligations.

In connection with the offering, Piper Jaffray & Co. acted as sole manager.

The offering of common stock units was made pursuant to Gevo’s shelf registration statement filed with the Securities and Exchange Commission (SEC) and declared effective. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. A final prospectus supplement describing the terms of the offering has been filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered may be obtained from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, via telephone at 800-747-3924 or email at prospectus@pjc.com. Electronic copies of the final prospectus supplement and accompanying prospectus are also available on the SEC’s website at http://www.sec.gov.

About Gevo

Gevo is a leading renewable chemicals and next-generation biofuels company. Gevo’s patent-protected, capital-light business model converts existing ethanol plants into bio-refineries to make isobutanol. This versatile chemical can be directly integrated into existing chemical and fuel products to deliver environmental and economic benefits. Gevo is committed to a sustainable bio-based economy that meets society’s needs for plentiful food and clean air and water.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding Gevo’s anticipated proceeds from the offering, its use of those proceeds and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, as well as risks relating the business of Gevo generally, please refer to Gevo’s Annual Report on Form 10-K for the year ended December 31, 2012, as amended, as well as Gevo’s subsequent filings with the SEC. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Media Contact: Robin Peak Gevo, Inc. T: (720) 267-8632 rpeak@gevo.com	Investor Contact: Mike Willis Gevo, Inc. T: (720) 267-8636 mwillis@gevo.com